SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 25, 1999


                            IMSCO Technologies, Inc.
             (Exact Name of Registrant as specified in its Charter)

        Delaware                      0-24520                  04-3021770
(State or other jurisdiction    (Commission File No.)       (I.R.S. Employer
       or corporation)                                      Identification No.)

40 Bayfield Drive
  North Andover                                                   01845
(Address of Principal                                           (Zip Code)
 Executive Offices)

Registrant's telephone number, including area code: (978) 689-2080

                                      N/A
         (Former name or former address, if changed since last report)


ITEM 5.  OTHER EVENTS

        On January 19, 1999 IMSCO Technologies, Inc.(the "Company") received a Complaint from BPV Enterprises, Inc. d/b/a Universal sales ("Universal")filed in New York State court asserting that the Company was in breach of contract under Universal's Sales Administration and Servicing Agreement dated August 20, 1996 (the "Universal Agreement"). As previously reported by the Company, the Company terminated the Universal Agreement in April 1997 for cause. Universal is alleging that the Universal Agreement was wrongfully terminated without cause or justification and is seeking anticipatory damages based on its potential future compensation under the Universal Agreement which is asserted to be 2.5% of the sales of the Company for certain specified services to be provided by Universal, provided that no compensation shall be payable if sales are less than $5 million in any year, and a potential sales commission of 2.5% over the term of the agreement. While there can be no assurances as to the outcome of any litigation, the Company believes that the claims of Universal are without merit and intends to vigorously defend the claim.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     IMSCO TECHNOLOGIES, INC.


Date: January 25, 1999               By:  /s/ Scott Singer
                                         --------------------------------------
                                          Scott Singer, Assistant Secretary and
                                          Director